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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
THE TITAN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, $1.00 cumulative convertible preferred stock
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

April 4, 2001

Dear Stockholder:

    This letter accompanies the Proxy Statement for our Annual Meeting to be held on Wednesday, May 16, 2001, at the principal offices of the company located at 3033 Science Park Road, San Diego, California 92121, at 4:00 p.m. We hope that it will be possible for you to attend in person.

    At the meeting, the stockholders will be asked to elect eleven directors to our Board of Directors and to ratify the Board's selection of auditors.

    We will also present a report on our operations and activities. Following the meeting, management will be pleased to answer your questions about the company.

    The Notice of Meeting and Proxy Statement accompanying this letter describe the matters upon which stockholders will vote at the upcoming meeting, and we urge you to read these materials carefully.

    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN AND RETURN YOUR PROXY CARDS OR DELIVER YOUR PROXY INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE SO WE CAN BE SURE OF A QUORUM TO VOTE ON THESE PROPOSALS FOR STOCKHOLDER ACTION. If you attend the meeting, you may revoke your proxy and vote in person, if you so desire.

                      Sincerely,

                      Gene W. Ray
                       Chairman of the Board, President
                      and Chief Executive Officer

3033 SCIENCE PARK ROAD, SAN DIEGO CALIFORNIA 92121, (858) 552-9500

THE TITAN CORPORATION
3033 Science Park Road
San Diego, California 92121
(858) 552-9500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2001

To the Stockholders of The Titan Corporation:

    The Annual Meeting of Stockholders of The Titan Corporation will be held at the principal offices of the company located at 3033 Science Park Road, San Diego, California 92121, on Wednesday, May 16, 2001, at 4:00 p.m., for the following purposes:

  1.
  To elect eleven directors for one-year terms;

  2.
  To consider and vote upon a proposal to ratify the selection of Arthur Andersen LLP as the company's auditors for the fiscal year ending December 31, 2001; and

  3.
  To transact such other business as may properly come before the meeting.

    Only stockholders of record at the close of business on March 23, 2001, will be entitled to vote at the meeting or any adjournment or postponement thereof.

                      By order of the Board of Directors,

                      Nicholas J. Costanza
                       Senior Vice President, General Counsel and Secretary

San Diego, California
April 4, 2001

To ensure that your vote is counted, we urge you to please vote using one of the following methods:

  •
  Mark, sign, date and promptly return the proxy in the enclosed postage-paid envelope prior to the meeting date;

  •
  Using a touch-tone telephone, call the toll-free number located on your Proxy Voting Instruction Form. Using your 12-digit control number located in the box on the right side of your Proxy Voting Instruction Form, cast your ballot; or

  •
  Vote over the Internet at www.proxyvote.com using the 12-digit control number located in the box on the right side of your Proxy Voting Instruction Form to cast your ballot.

If you attend the meeting, you may vote in person even though you have sent in your proxy card or voted via the Internet or the toll-free number.

THE TITAN CORPORATION
3033 Science Park Road
San Diego, California 92121
(858) 552-9500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2001

    This proxy statement is furnished in connection with the solicitation by the Board of Directors of The Titan Corporation of proxies for the Annual Meeting of Stockholders to be held on Wednesday, May 16, 2001 at 4:00 p.m. or at any adjournment or postponement of the meeting.

    This proxy statement is being mailed to the holders of Titan's $1.00 cumulative convertible preferred stock and common stock, par value $0.01 per share. Only the holders of cumulative convertible preferred stock and common stock of record at the close of business on March 23, 2001 are entitled to vote at the meeting or any adjournment or postponement thereof. Each holder of cumulative convertible preferred stock is entitled to one-third of a vote per share. Each holder of common stock is entitled to one vote per share. The cumulative convertible preferred stock and common stock are voted as a single class.

    It is important that your shares of stock be represented at the annual meeting whether or not you plan to attend. Accordingly, you are asked to vote your shares by signing, dating and returning your proxy card, or using your touch-tone telephone or the Internet to deliver your proxy instructions. Shares cannot be voted at the meeting unless the stockholder is represented by proxy or is present in person.

    This Proxy Statement and the enclosed proxy card are being mailed to shareholders beginning on or about April 4, 2001.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

    Q:  Why am I receiving this Proxy Statement and Proxy Card?

    A:  You are receiving a proxy statement and proxy card from us because you own shares of Titan's common stock and/or cumulative convertible preferred stock. This proxy statement describes issues on which we would like holders of the common stock and convertible preferred stock to vote and provides you with information on these issues so that you can make an informed decision.

    When a stockholder signs the proxy card, Gene W. Ray and Eric M. DeMarco are appointed as your representatives to vote your shares of common stock or cumulative convertible preferred stock at the meeting. At the meeting, Gene W. Ray and Eric M. DeMarco will vote your shares as you instruct on your proxy card. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

    If an issue comes up for vote at the meeting that is not on the proxy card, Gene W. Ray and Eric M. DeMarco will vote your shares of common stock and cumulative convertible preferred stock covered by your proxy card in accordance with their best judgment.

    Q:  Who is entitled to vote?

    A:  Only holders of common stock and cumulative convertible preferred stock who owned their shares at the close of business on March 23, 2001 are entitled to vote at the meeting. On March 23, 2001, there were 53,321,258 shares of common stock issued and outstanding and entitled to vote and 689,978 shares of cumulative convertible preferred stock issued and outstanding and entitled to vote. You are welcome to attend the meeting even if you have voted by proxy.

    Q:  How do the stockholders vote their shares?

    A:  You may vote by mail by signing the enclosed proxy card and mailing it in the enclosed, prepaid and addressed envelope. You can also give your proxy via the Internet or by telephone by following the voting procedures in the enclosed instructions. Votes submitted via the Internet or by telephone must be received by 12:00 midnight, on May 15, 2001. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person if you decide to attend the meeting.

    The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. If you vote via the Internet, you may incur costs associated with electronic access, including charges from your Internet access provider and telephone company.

    You may vote your shares in person at the Meeting. We will pass out written ballots to anyone who wants, and is entitled, to vote at the Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

    WE ENCOURAGE YOU TO EXAMINE YOUR PROXY CARD CLOSELY TO MAKE SURE YOU ARE VOTING ALL OF YOUR TITAN SHARES.

    Q:  What if I change my mind after I return my proxy card or vote via the Internet or by telephone?

    A:  You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing another proxy card with new instructions with a later date or time, by delivering later proxy instructions via the Internet or by telephone or by voting at the meeting.

    Q:  Will my shares be voted if I do not return my proxy card or vote via the Internet or by telephone?

    A:  If you hold your shares in street name, generally the brokerage firm may only vote the shares which it holds for you in accordance with your instructions. However, if it has not received your instructions within ten days of the meeting, the brokerage firm may vote your shares on matters which the New York Stock Exchange determines to be routine. If the brokerage firm cannot vote on a particular matter because it is not routine, there is a "broker non-vote" on that matter. Abstentions and broker non-votes will be treated as shares present, in person or by proxy, and entitled to vote for purposes of determining a quorum at the meeting.

    We encourage you to provide instructions to brokerage firms by voting their proxy. This ensures the shares will be voted at the meeting.

    YOU MAY HAVE GRANTED TO YOUR BROKER DISCRETIONARY VOTING AUTHORITY OVER YOUR ACCOUNT. YOUR BROKER MAY BE ABLE TO VOTE YOUR SHARES DEPENDING ON THE TERMS OF THE AGREEMENT YOU HAVE WITH YOUR BROKER.

    Q:  How do I vote my Titan 401(k), ESOP or ESPP shares, or my AverStar, Inc. Profit Sharing & Savings Plan shares?

    A:  You will receive separate Voting Instruction Cards for the shares of common stock allocated to you under the Titan 401(k) Plan, the Titan Employee Stock Ownership Plan, the Titan Employee Stock Purchase Plan, or the AverStar, Inc. Profit Sharing & Savings Plan. By completing the appropriate Voting Instruction Card, you provide voting instructions to the respective Trustee for the respective Plan for the shares of common stock you hold through the Titan 401(k) Plan, the Titan Employee Stock Ownership Plan, the Titan Employee Stock Purchase Plan, or the AverStar, Inc. Profit Sharing & Savings Plan.

    If the Trustee does not receive voting instructions from you, the Trustee may vote the shares of common stock under the Titan 401(k) Plan, the Titan Employee Stock Ownership Plan, the Titan Employee Stock Purchase Plan, or the AverStar, Inc. Profit Sharing & Savings Plan in the same proportion as the shares voted by all other respective Plan participants. If the Trustee receives a signed but not voted Voting Instruction Card, the Trustee will vote the shares of common stock according to the Board's recommendations.

    Q:  How many votes are needed to hold the meeting?

    A:  A majority of the voting power of Titan's outstanding shares of common stock and cumulative convertible preferred stock as of the record date must be present at the meeting in order to hold the meeting and conduct business.

    Q:  How many votes do I have?

    A.  Each holder of cumulative convertible preferred stock is entitled to one-third of a vote for each share held. Each holder of common stock is entitled to one vote per share held.

    Q:  How are votes counted?

    A:  You may vote "for," "against" or "withheld" for each of the nominees to Titan's Board of Directors and the ratification of the selection of auditors. If you just sign your proxy card with no further instructions, your shares will be counted as a vote FOR each nominated director and FOR the ratification of the selection of auditors.

    Voting results are tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

    Q:  How many votes must a nominee to the Board of Directors receive to be elected as a director?

    A:  The eleven nominees receiving the highest number of "For" votes will be elected as directors. This number is called a plurality and may be less than a majority of votes.

    Q  What happens if a nominee for the Board of Directors cannot stand for election?

    A:  The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee.

    Q:  Where do I find the voting results of the meeting?

    A:  We will announce preliminary voting results at the meeting. We will publish the final results in our first quarterly report on Form 10-Q following the Annual Meeting, filed with the Securities and Exchange Commission. You can get a copy by contacting our Investor Relations Department at (858) 552-9848 or the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at WWW.SEC.GOV.

    Q:  Who pays the cost of the solicitation of proxies?

    A:  We will pay the costs of this proxy solicitation other than any expenses you incur to access the Internet or to use a touch-tone telephone to vote your shares. We will request banks, brokerage houses and other custodians, nominees or fiduciaries holding common stock or cumulative convertible preferred stock in their name to send proxy materials to, and obtain proxies from, their principals. We will reimburse them for reasonable expenses.

    Q:  What are the deadlines for stockholder proposals for next year's annual meeting of stockholders?

    A:  The deadline for submitting a stockholder proposal for inclusion in our Proxy Statement and form of proxy for our 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 5, 2001.

    Stockholders wishing to submit proposals or director nominations that are not to be included in the proxy statement for our 2002 annual meeting of stockholders must do so by no later than March 25, 2002 and no earlier than February 24, 2002.

OWNERSHIP OF THE COMMON STOCK OF THE TITAN CORPORATION

    The following table presents information regarding beneficial ownership of common stock of The Titan Corporation as of March 23, 2001 that includes:

  •
  each person known by the company to be the beneficial owner of more than 5% of the outstanding common stock of the company;

  •
  each director of the company;

  •
  the Chief Executive Officer and the four most highly compensated executive officers of the company in 2000 other than the chief executive officer;

  •
  All directors and executive officers of the company as a group.

Identity of Owner or Group (1)(2)	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(3)
Morgan Stanley Dean Witter & Co.	Common Stock	6,577,141(4)	12.4%
Michael B. Alexander	Common Stock	453,440(5)	*
Charles R. Allen	Common Stock	53,519(5)	*
Mellon C. Baird	Common Stock	262,254(5)	*
Joseph F. Caligiuri	Common Stock	43,916(5)	*
Eric M. DeMarco	Common Stock	183,262(5)	*
Daniel J. Fink	Common Stock	52,810(5)	*
Robert M. Hanisee	Common Stock	65,395(5)	*
Robert E. La Blanc	Common Stock	35,916(5)	*
Lawrence A. Oberkfell	Common Stock	15,187(5)	*
David P. Porreca	Common Stock	22,096(5)	*
Thomas G. Pownall	Common Stock	69,338(5)	*
Gene W. Ray	Common Stock	1,047,634(5)	2.0%
George A. Robinson	Common Stock	160,575(5)	*
James E. Roth	Common Stock	16,666(5)	*
Joseph R. Wright, Jr.	Common Stock	1,208(5)	*
All directors and executive officers as a group (22 persons)	Common Stock	2,629,468(5)	4.8%

*
Less than 1%

(1)
The address of each owner is: c/o The Titan Corporation, 3033 Science Park Road, San Diego, California 92121.

(2)
The information regarding beneficial ownership of common stock of the company has been presented according to rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership of common stock of the company includes any shares as to which a person has sole or shared voting power or investment power and also any shares which a person has the right to acquire within 60 days through the exercise of any stock option or other right. Under California and some other state laws, personal property owned by a married person may be community property that either spouse may manage and control. The company has no information as to whether any shares shown in this table are subject to such community property laws.

(3)
Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by that person by the sum of the number of shares outstanding as of such date and the number of shares as to which that person has the right to acquire voting or investment power with respect to their shares. Information with respect to beneficial owners of more than 5% of the common stock is based upon the most recent Schedule 13D or Schedule 13G on file with the SEC.

(4)
Includes 4,676,100 shares of common stock of the company beneficially owned by Miller Anderson & Sherrerd, LLP, an affiliate of Morgan Stanley Dean Witter & Co.

(5)
Including (A) 160,828, 32,916, 109,600, 27,916, 166,666, 32,916, 6,666, 17,916, 14,864, 21,250, 26,666, 651,883, 1,452, 1,666, 208 and 1,389,673 shares subject to outstanding options held by Messrs. Alexander, Allen, Baird, Caligiuri, DeMarco, Fink, Hanisee, La Blanc, Oberkfell, Porreca, Pownall, Ray, Robinson, Roth, Wright and all directors and officers as a group, respectively, which are currently exercisable or may become exercisable within 60 days after March 23, 2001; and (B) 919, 2,355, 323, 846, 87,213 and 100,366 shares held by the trustees of the company's 401(k) Retirement Plan and Employee Stock Ownership Plan for the accounts of Messrs. Baird, DeMarco, Oberkfell, Porreca and Ray and all directors and officers as a group, respectively.

PROPOSAL 1

ELECTION OF DIRECTORS

    Eleven directors are to be elected at the meeting, each to serve for a term of one year and until his successor shall be elected. The representatives appointed to vote the proxies intend to vote the proxy cards for the nominees whose names are listed below unless the proxy cards instruct the representatives to vote differently. All of the nominees, except Susan Golding, are presently directors. One current director, George Robinson, is retiring from the Board of Directors. The stockholders elected nine of the current eleven directors at the company's last annual meeting. The Board elected Michael Alexander and Joseph Wright to fill new seats on the Board in August 2000. The company has no reason to believe that the nominees for election will not be available to serve their full terms. However, the persons named in the proxy will have discretionary authority to vote for others if any nominee is unable or unwilling to serve.

    The eleven nominees receiving the highest number of "For" votes will be elected as directors. This number is called a plurality and may be less than a majority of votes.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Information Concerning Nominees

Name	Age	Principal Occupation	Year First Became Director	Other Corporate Directorships
Michael B. Alexander	50	Retired Chairman and CEO of AverStar, Inc.	2000
Charles R. Allen	75	Retired Executive Vice President of TRW, Inc., diversified manufacturing	1989
Joseph F. Caligiuri	73	Retired Executive Vice President of Litton Industries, Inc., diversified manufacturing	1984	Intracel Corporation
Daniel J. Fink	74	President of D. J. Fink Associates, Inc., management consulting	1985	Orbital Sciences Corporation; Magellan Corporation
Susan Golding	55	Former Mayor of San Diego		SureBeam Corporation
Robert M. Hanisee	62	Managing Director of Trust Company of the West	1998	EDO Corporation; Illgen Simulation Technologies, Inc.
Robert E. La Blanc	67	President of Robert E. La Blanc Associates, Inc., financial and technical consulting	1996	Tribune Co.; Storage Technology Corporation; two families of Prudential Mutual Funds; Salient 3 Communications, Inc.; Chartered Semiconductor Manufacturing, Ltd.
Thomas G. Pownall	79	Retired Chairman and Chief Executive Officer of Martin Marietta Corporation	1992
Dr. Gene W. Ray	62	Chairman, President and Chief Executive Officer of The Titan Corporation	1981

James E. Roth	64	Retired President & CEO of GRC International, Inc., Consultant for GRC, Boeing and The Titan Corporation	1998	Rangefire (formerly known as EOS)
Joseph R. Wright, Jr.	62	Vice Chairman and Director of Terremark Worldwide, Inc.	2000	Baker & Taylor Holding, Inc. PanAmSat Fusion Technologies International, Inc., RealMed, Inc., Cerevs Technology Partners, Inc.

    Mr. Alexander was the Chairman and Chief Executive Officer of AverStar, Inc., from 1998 until it was acquired by The Titan Corporation in 2000. Previously, he was Chairman and Chief Executive Officer of AverStar's predecessor, Intermetrics, Inc., from 1995 to 1998. He is founding partner of AFH Partners, L.P., which was founded in 1993 to invest in software companies. He was appointed to the Titan Board in August 2000.

    Mr. Allen was employed by TRW Inc., a diversified manufacturing company, from 1955 to 1986, where he held a number of executive management positions, including director from 1972 to 1986 and Executive Vice President and Chief Financial Officer from 1977 to 1986.

    Mr. Caligiuri was employed by Litton Industries, Inc., a diversified manufacturing and services company, from 1969 to 1993, where he held a number of executive management positions, including Executive Vice President from September 1981 to April 1993. Mr. Caligiuri is a director of Intracel Corporation, a biotech company.

    Mr. Fink was employed by General Electric Co. from 1967 to 1982, where he held a number of executive management positions, including Senior Vice President, Corporate Planning and Development, after which he founded and has been the President of D. J. Fink Associates, Inc., a management consulting firm. Mr. Fink is a director of Orbital Sciences Corp., a space technology and satellite services company, and Magellan Corp.

    Ms. Golding served as Mayor of San Diego from 1992 to 2000. Prior to serving as Mayor, she chaired the San Diego County Board of Supervisors, served as Deputy Secretary of Business, Transportation and Housing for the State of California and was a member of the San Diego City Council. Ms. Golding is a director of SureBeam Corporation.

    Mr. Hanisee is currently Managing Director and Chief Investment Officer for Asset Allocation in the Private Client Services Group of Trust Company of the West. He managed the Convertible Securities Group from 1992 to 1998, and had been Portfolio Manager for the Global Telecom Trust from September 1996 to October 1998. Mr. Hanisee was a founding partner of Amdec Securities, and later was President of Seidler Amdec Securities. Mr. Hanisee is a director of Edo Corporation, a technology company, and Illgen Simulation Technologies, Inc., an information systems company.

    Mr. La Blanc was a General Partner with Salomon Brothers, an investment banking firm, from 1969 to 1979. From 1979 to 1981 he was Vice Chairman of Continental Telecom, Inc., after which he founded and has been the President of Robert E. La Blanc Associates, Inc., a financial and technical consulting firm. He currently serves on the Board of Directors of Salient 3 Communications, Inc., a telecommunications and equipment and services company, Storage Technology Corp., a provider of network computing storage, Tribune Company, a media company, Chartered Semiconductor Manufacturing, Ltd., a semiconductor manufacturer, and two families of Prudential mutual funds.

    Mr. Pownall was employed by Martin Marietta Corporation, a diversified manufacturing and services company, from 1963 to 1992, where he held a number of executive management positions, including director from September 1971 to April 1992, Chief Executive Officer from April 1982 to April, 1988, and Chairman of the Board of Directors from January 1983 to April 1988.

    Dr. Ray was a co-founder of Titan Systems, Inc., the parent of which merged into The Titan Corporation in 1985. He served as a Director, Chief Executive Officer and President of Titan Systems from its inception in 1981 until the merger. He has been Chairman of the Board of Directors since May 1999 and President and Chief Executive Officer since the merger. Dr. Ray is the Chairman of SureBeam Corporation, a subsidiary of The Titan Corporation.

    Mr. Roth was employed by GRC International, Inc. from July 1974 to June 1996, where he held key executive management positions, retiring as President and Chief Executive Officer and serving on the Board from January 1992 to November 1998.

    Mr. Wright has been Vice Chairman and Director of Terremark Worldwide, Inc., a company that develops and operates telecommunications data centers, since May 2000. From 1996 to 2000 has was Chairman and Chief Executive Officer of AmTec, Inc., which merged in Terremark in 2000. Mr. Wright was Chairman and Director of GRC International, Inc. from 1996 to 2000 and was Executive Vice President and Vice Chairman of W.R. Grace & Co. from 1989 to 1994. He was appointed to the Titan Board in August 2000.

Committees and Meetings of the Board of Directors and Directors' Fees

    The Board of Directors has an Audit Committee and a Compensation, Stock Option and Pension Committee. The members of the Audit Committee are Mr. Allen, Chairman, and Messrs. Fink and Hanisee. This committee, which monitors the company's financial reporting process and internal control systems, reviews audit and management reports and makes recommendations regarding the appointment of the independent auditors, held four meetings during fiscal 2000. The members of the Compensation, Stock Option and Pension Committee are Mr. Pownall, Chairman, and Messrs. Caligiuri, La Blanc and Roth. This committee provides leadership in connection with the hiring and retention of senior executives, salary and incentive compensation policies for senior executives, and the granting of stock options to employees. This committee held two meetings during fiscal 2000.

    During fiscal 2000, the Board of Directors held eleven meetings and took action by unanimous written consent on one occasion. Each of the incumbent directors attended more than 75% of the meetings of the Board and those committees on which he served during the year.

    Directors who are not employees of The Titan Corporation or its affiliates receive directors' fees at an annual rate of $43,000 beginning 2001 ($38,000 in 2000) paid quarterly, and $1,500 per meeting for each meeting attended in excess of five meetings per calendar year. Additionally, directors who serve as chairs to committees of the Board receive $1,500 per quarter. In addition, each director received options to purchase 5,000 shares of our common stock upon his election to the Board of The Titan Corporation and receives an additional 5,000 shares each following year under the 2000 Employee and Director Stock Option and Incentive Plan at the fair market value on the date of the grant. Options granted to directors vest over 4 years. The options granted to directors have a ten year term. If there is a change of control of the company, the vesting of the options will accelerate. Directors who are not also employees of the company may elect to receive all or a portion of their directors' fees in common stock of The Titan Corporation. Directors also receive discretionary stock option awards from time to time in one or more subsidiaries of The Titan Corporation.

The Titan Corporation Audit Committee Report

    The Audit Committee reviews the company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

    We have reviewed and discussed with management and Arthur Andersen LLP the audited consolidated financial statements of the company for the year ended December 31, 2000. We also have discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61.

    In addition, we discussed with Arthur Andersen LLP its independence from the company and its management, including the matters in the written disclosures received from Arthur Andersen LLP as required by the Independence Standards Board Standard No. 1. Further, we considered the nature and scope of the nonaudit services provided by Arthur Andersen LLP to the company and we considered the compatibility of these services with the auditor's independence.

    Based upon our reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

    During 2000, we reviewed and adopted a new written charter (attached hereto as Appendix A) for our committee. Each of the members of our committee is independent as independence is defined under the New York Stock Exchange listing standards other than George Robinson, who does not meet the independence standards because he was the Chairman, President, CEO and an employee of Advanced Communication Systems until acquired by the company in February 2000.

The Audit Committee

Charles R. Allen, Chairman

Daniel J. Fink

Robert M. Hanisee

George A. Robinson

March 6, 2001

Management

    The executive officers of the company and their respective positions are set forth in the following table. Biographical information on each executive officer who is not a director is set forth following the table. There are no family relationships between any director or executive officer and other director or executive officer of the company. Executive officers serve at the discretion of the Board of Directors.

Executive Officers

Name	Position	Age	Year In Which He/She Became Officer
Gene W. Ray	President and Chief Executive Officer and Chairman of the Board	62	1981
Eric M. DeMarco	Executive Vice President, Chief Financial Officer and Treasurer	37	1997
Mellon C. Baird	Senior Vice President and President and Chief Executive Officer of Titan Systems Corporation	70	1998
Nicholas J. Costanza	Senior Vice President, General Counsel and Secretary	45	1999
Lawrence A. Oberkfell	Senior Vice President and President and Chief Executive Officer of SureBeam Corporation	47	1999
Eugene O'Rourke	Senior Vice President and President and Chief Executive Officer of Titan Wireless, Inc.	59	2001
David P. Porreca	Senior Vice President and President and Chief Executive Officer of Cayenta, Inc.	59	2000
Deanna Hom Petersen	Vice President and Corporate Controller	33	1997
Rochelle R. Bold	Vice President, Investor Relations	32	1999
Mary Jo Cippel	Vice President, Administration	47	2000
John Dressendorfer	Vice President, Government Relations	60	2000
Dianne D. Scott	Vice President, Human Resources	51	1995
Ralph Williams	Vice President, Corporate Communications	56	1999

    The term of office of each executive officer is until his or her respective successor is elected and has been qualified, or until his or her death, resignation or removal. The Board of Directors elects officers annually at its first meeting following the Annual Meeting of Stockholders.

    Dr. Ray's biography is included with those of the other members of the Board of Directors.

    Mr. DeMarco has been Executive Vice President, Chief Financial Officer and Treasurer since September 1998 and was Senior Vice President and Chief Financial Officer of The Titan Corporation from January 1997 to August 1998. From June 1986 to January 1997 he held various positions at Arthur Andersen LLP, most recently as a Senior Manager.

    Mr. Baird has been Senior Vice President of The Titan Corporation and President and Chief Executive Officer of Titan Systems Corporation since September 1998. Since November 1990 he has been President and Chief Executive Officer of Delfin Systems, now a wholly-owned subsidiary of The Titan Corporation. In 1986, Mr. Baird became President and Chief Operating Officer and in 1998 he was named Chief Executive Officer of Tracor. Prior thereto, Mr. Baird held senior positions at Eaton Corporation, Sanders Associates, Inc., F&M Systems Company, and Varo, Inc.

    Mr. Costanza has been Senior Vice President, General Counsel and Secretary of The Titan Corporation since August of 1999. From 1980 to 1998, he served in several legal and other senior executive roles, including most recently as Vice President, Chief Administrative Officer, General Counsel and Secretary of Exide Electronics Group, Inc., a high technology public company. During 1998, he was Executive Vice President, General Counsel and Secretary of Enfinity Corporation, an energy and indoor environmental systems and services industry consolidation company that filed for an initial public offering in 1998.

    Mr. Oberkfell has been Senior Vice President of The Titan Corporation and President and Chief Executive Officer of SureBeam Corporation since November 1999. From December 1995 to November 1999, he held various positions at Anchor Food Products, Inc., most recently as Chief Executive Officer. From October 1992 to December 1995, he held various positions at Orval Kent Food Company, most recently as Chief Executive Officer.

    Mr. O'Rourke has been Senior Vice President of The Titan Corporation and President and Chief Executive Officer of Titan Wireless, Inc. since February 2001. From 1973 until February 2001, he held various positions with Motorola, most recently as Vice President and General Manager of its Emerging Markets Network Solutions Division.

    Mr. Porreca has been Senior Vice President of The Titan Corporation since January 2000 and President and Chief Executive Officer of Cayenta, Inc. since January 1999. From June 1995 to December 1998, he served as Chief Executive Officer and Senior Member of an enterprise software consulting company, Transnational Partners II. From August 1989 to June 1995, he served as Chief Executive Officer of Expersoft Corporation, a software development and services company.

    Ms. Petersen has been Corporate Controller of The Titan Corporation since December 1996 and Vice President of Titan since July 1998. From September 1993 to December 1996, Ms. Petersen was Corporate Manager of Operations Analysis. From January 1990 to September 1993, she held various positions at Arthur Andersen LLP, most recently as a Senior Auditor.

    Ms. Bold has been Vice President of The Titan Corporation since August 1999. From 1998 to 1999 she was Director of Investor Relations at Leap Wireless International, a wireless communications carrier. From 1994 to 1998 Ms. Bold was Vice President of Government Affairs for the San Diego Regional Economic Development Corporation.

    Ms. Cippel has been Vice President of The Titan Corporation since June 2000. From 1999 to 2000 she was Senior Vice President and Chief Administrative Officer of Research Analysis and Maintenance, Inc. From 1994 to 1999 Ms. Cippel was Director of Contracts and Purchasing at GRC International, Inc. and was named Vice President in 1995.

    Mr. Dressendorfer has been Vice President of The Titan Corporation since August 2000. From 1996 to 2000 he was Vice President, Government & External Affairs of the American Forest & Paper Association. Mr. Dressendorfer was a founder of the firm Dressendorfer Laird serving as President from 1983 until 1996.

    Ms. Scott has been Vice President of The Titan Corporation since June 1995. From July 1992 to April 1995 she was an independent consultant providing contingency and contract recruiting services. From April 1987 to June 1992 she was a principal with the Scott Group, Inc., a management consulting firm specializing in finance, marketing, human resources, and organizational development for emerging growth companies.

    Mr. Williams has been Vice President of The Titan Corporation since 1999. Previously, he was with the Raytheon Company from 1986 to 1995 when he became Director of Corporate Communications for System Resources Corporation, a wholly-owned subsidiary of Titan.

REPORT OF THE COMPENSATION, STOCK OPTION AND PENSION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Compensation, Stock Option and Pension Committee has the duty to administer the company's cash and equity-based executive compensation programs and to evaluate the overall performance of the executive officers.

Compensation Philosophy

    The company believes that there should be a direct relationship between executive compensation and value delivered to the stockholders. The company implements this philosophy with a set of supporting principles:

  •
  Compensation must be fair.

    The company strives to evaluate the relative contribution of its executive officers and to compensate them fairly in relationship to their individual contributions, to each other, and to their relative value in comparable companies.

  •
  Compensation must be competitive.

    The company is committed to providing base salary programs that enable it to attract and retain the best available people. It maintains these programs by monitoring the competitive pay practices of other companies in similar businesses.

  •
  Compensation must be related to company goals.

    Executive officers are rewarded based on overall company performance and on individual performance. Company performance is evaluated by measuring the achievement of company goals and business plans. Individual performance is measured by reviewing progress against specific personal objectives. Individual performance goals are established for each executive officer based upon his or her ability to effect overall company objectives. Such individual performance goals typically include business unit profitability, asset management, cost control, contract performance objectives and success in diversifying into commercial and international businesses as appropriate.

  •
  Compensation must motivate.

    The compensation program is designed to provide a direct link between performance and compensation. Realistic individual and company performance targets provide the motivation to strive to meet or exceed performance goals.

Compensation Measurement

    The company has a formal process to assist in the evaluation of performance and in the determination of compensation amounts for each of the executive officers. It is as follows:

    1.  Early in the year, the Board of Directors approves the overall company goals, including earnings per share ("EPS") and cash flow. Individual performance goals are established for the executive officers by the President and CEO, and approved by the Committee. The President and CEO's goals are established by the Committee. Company measurement goals of EPS and cash flow represent approximately two-thirds of the cash incentive opportunity for the President and CEO and other executive officers on the corporate staff. The remaining one-third is tied to individual performance measures. In the case of executive officers with business unit responsibility, approximately half of the incentive compensation measurement is based upon individual business unit profitability and return on revenues, with the remainder equally split between overall company goals and individual performance measures.

    2.  Each executive officer is given feedback periodically during the year against these objectives.

    3.  Upon review and recommendation of the Compensation, Stock Option and Pension Committee, and approval by the Board of Directors, each executive officer is rewarded incentive compensation according to the overall performance of the company and according to the achievement of individual objectives.

Total Compensation

    The company has a program of cash compensation and equity-based compensation. These programs apply to the President and CEO as well as all other executive officers.

Cash Compensation

Base Salary Compensation

    Base salary is established at appropriate levels to enable the company to attract and retain the people necessary for the successful operation and growth of the company. Base salary is reviewed annually and is examined to determine compatibility with the pay practices of companies in similar businesses of comparable size. Variable pay opportunity is established in keeping with the competitive environment. In March 2001, Dr. Ray's base salary was increased from $600,000 to $700,000 in recognition of his performance during the most recent fiscal year. Three of the four other highest paid executive officers also received increases in their respective salaries in March 2001 in recognition of their performance during fiscal 2000.

Incentive Compensation

    The Committee believes that a substantial portion of the total compensation should be related to the overall performance of the company as well as the individual contribution of each executive officer. As a result, a significant amount of the total compensation is "at risk."

    Under the company's cash incentive plan, cash bonuses are paid to the President and CEO and each executive officer based on individual performance and the performance of the company, with maximum cash incentive compensation ranging from 30% to 90% of base salary compensation. The maximum incentive compensation range is established based upon the individual's goals as well as consistency with maximum incentive compensation of similar businesses. A supplemental bonus is available to reward growth above plan in company EPS or unit profitability.

    The cash incentive compensation set forth in the accompanying table for the President and CEO and the other four highest paid executive officers was dependent on the achievement of company and individual performance goals for the periods shown. The variation in cash incentive compensation from year to year and from individual to individual reflects the executive officer's relative achievement of his/her performance objectives, as well as whether company goals were achieved. In March 2001, Dr. Ray and each of the other four highest paid executive officers received a cash bonus because the company met performance targets established by the Committee. Additionally, in 2000, in order to strengthen Dr. Ray's commitment to the company and to provide an additional incentive to continue in its employ, the company made a $500,000 loan, at a 6.49% annual interest rate, to Dr. Ray. Pursuant to the promissory note and loan agreement, the full amount of the loan was forgiven in 2001.

Equity Based Compensation

Stock Option Programs

    The purpose of our stock option program is to provide additional incentives to the executive officers to encourage their commitment to the maximization of stockholder value over the long term.

    Options are granted consistent with the responsibility and accountability of the recipient and the compensation philosophy previously expressed. Stock option grants afford a desirable long-term compensation method because they closely ally the interests of management with stockholder value. Options to acquire equity securities of subsidiaries are also granted to senior executives who contribute significantly to the value maximization of a subsidiary, as determined by the Committee.

    The option programs utilize a four-year vesting period to encourage senior executives to continue in the employ of the company. These options are granted at current market value and all senior executives are eligible to receive grants. During 2000, Dr. Ray was awarded an option to purchase 300,000 shares of the common stock of The Titan Corporation at $23.25 per share in recognition of his performance in 2000. Two of the other four highest paid executive officers were awarded stock options in 2000 as shown in the accompanying table.

    The Compensation, Stock Option and Pension Committee has evaluated the total compensation of the five highest paid executive officers in 2000 and has approved their compensation as reasonable and consistent with the company's compensation philosophy.

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the Board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). All of the members of the Compensation, Stock Option and Pension Committee qualify as "outside directors."

    The Compensation, Stock Option and Pension Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to executive officers of the company.

Compensation, Stock Option And Pension Committee

Thomas G. Pownall, Chairman

Joseph F. Caligiuri

Robert E. La Blanc

James E. Roth

March 6, 2001

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

    The following table shows, for the fiscal years ended December 31, 2000, 1999 and 1998, the cash compensation paid by the company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the five most highly compensated executive officers of the company in 2000 (the "Named Executive Officers") in all capacities in which they served.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary($) (A)	Bonus($) (B)	Options(#) Awards(C)	All Other Compensation ($) (D)
Gene W. Ray Chairman, President and Chief Executive Officer	2000 1999 1998	586,731 473,654 408,366	500,000 450,000 260,000	300,000 240,000 210,000	69,911 59,509 46,740
Eric M. DeMarco Executive Vice President and Chief Financial Officer	2000 1999 1998	348,918 257,092 202,934	300,000 225,000 150,000	120,000 70,000 60,000	39,965 40,541 24,173
Mellon C. Baird Senior Vice President	2000 1999 1998	353,412 270,728 330,514	160,000 160,000 141,000	30,000 50,000 40,000	38,587 33,102 13,174
David P. Porreca Senior Vice President	2000 1999 1998	357,181 351,797 0	300,000 300,000 0	0 45,000 0	46,483 43,084 0
Lawrence A. Oberkfell Senior Vice President	2000 1999 1998	357,201 40,985 0	260,000 30,000 0	0 40,000 0	125,455 56,080 0	(E)

  (A)
  Amounts shown include cash compensation earned and received by the Named Executive Officers as well as amounts earned but deferred at the election of those officers.

  (B)
  Amounts shown include bonus cash compensation earned by the Named Executive Officers for each fiscal year whether received in the fiscal year in which it was earned or in the subsequent fiscal year.

  (C)
  Amounts shown do not include option grants to the Named Executive Officers under stock option plans adopted by certain subsidiaries of Titan. The Named Executive Officers received the following option grants in subsidiaries in 2000, 1999 and 1998. Dr. Ray received 931,677 shares at $.14 per share in SureBeam Corporation in 1998; and 200,000 shares at $.70 per share in Titan Wireless, Inc. in 1999. Mr. DeMarco received 465,838 shares at $.14 per share in SureBeam Corporation in 1999 and 372,670 shares at $.14 per share in SureBeam Corporation in 1998; 40,000 shares at $.36 per share in Cayenta, Inc. in 1999; and 100,000 shares at $.70 per share in Titan Wireless, Inc. in 1999; Mr. Baird received 30,000 shares at $5.74 per share in Titan Systems Corporation in 2000 and 225,000 shares at $1.33 per share in Titan Systems Corporation in 1998; Mr. Porreca received 125,000 shares at $.36 per share in Cayenta, Inc. in 1999; and Mr. Oberkfell received 1,863,354 shares at $.14 per share in SureBeam Corporation in 1999.

  (D)
  Amounts shown consist of (i) the company's matching contribution to its 401(k) Retirement Plan; (ii) the company's matching contribution to its Supplemental Retirement Plan for Key Executives; (iii) the company's contribution to its Employee Stock Ownership Plan and (iv) interest earned in the company's Supplemental Retirement Plan for Key Executives that exceeded 120% of the applicable federal long-term rate with compounding (as prescribed under Section 1274(d) of the Internal Revenue Code); and (v) Other: $2,604 moving expenses, $75,000 loan forgiveness, $24,338 interest. Amounts shown for fiscal year 2000 for each Named Executive Officer corresponding to each one of those items are: Dr. Ray: (i) $8,500; (ii) 48,000; (iii) $1,554; and (iv) $11,857; Mr. DeMarco: (i) $8,500; (ii) $28,001; (iii) $1,554; and (iv) $1,910; Mr. Baird: (i) $8,500; (ii) $27,500; (iii) $1,274; and (iv) $1,313; Mr. Porreca: (i) $8,500; (ii) $34,998; (iii) $1,536; and (iv) $1,449; and Mr. Oberkfell: (i) $8,500; (ii) $14,000; (iii) $824 (iv) $189, and (v) $101,942.

  (E)
  All other compensation for Mr. Oberkfell in 1999 represents moving expenses.

Stock Options

    The following table contains information concerning the grant of stock options made during fiscal 2000 under the company's long-term incentive program to the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR (A)

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (F)
		% of Total Options Granted to Employees in Fiscal Year (C)
	Options Granted (B)		Exercise Price ($/Sh)(D)	Expiration Date (E)
Name					5% ($)	10% ($)
Gene W. Ray	300,000	26.13%	23.250	08/17/2010	4,386,540	11,116,353
Eric M. DeMarco	120,000	10.45%	23.250	08/17/2010	1,754,616	4,446,541
Mellon C. Baird	30,000	2.61%	23.250	08/17/2010	438,654	1,111,635

  (A)
  No SARs were granted to any of the Named Executive Officers during the last fiscal year.

  (B)
  Options granted in 2000 became exercisable at a rate of 2.083% per month from the grant date with full vesting occurring on the fourth anniversary of the grant date.

  (C)
  In 2000, employees of the company received stock options covering a total of 1,148,000 shares.

  (D)
  The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

  (E)
  The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

  (F)
  Present value was calculated using an assumed annual compounded growth over the term of the option of 5% and 10%, respectively. Use of this model should not be viewed in any way as a forecast of the future performance of the company's stock, which will be determined by future events and unknown factors.

Option Exercises and Holdings

    The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
AND FY-END OPTION VALUE (A)

	Shares Acquired On Exercise (#)		Number of Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(C)
		Value Realized ($)(B)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Gene W. Ray	87,016	720,343	595,633	583,751	6,096,150	2,595,944
Eric M. DeMarco	—	—	134,375	215,625	1,351,562	940,937
Mellon C. Baird	145,915	4,093,469	37,500	82,500	1,729,252	476,681
David P. Porreca	—	—	12,187	32,813	109,681	304,680
Lawrence A. Oberkfell	—	—	10,810	29,190	—	—

  (A)
  No SARs were owned or exercised by any of the Named Executive Officers during the last fiscal year.

  (B)
  Market value of underlying securities on date of exercise, minus the exercise or base price.

  (C)
  Market value of underlying securities at year-end, minus the exercise or base price.

Agreements with Executive Officers and Directors

    In addition to the other compensation arrangements described elsewhere in this proxy statement, the company has entered into agreements with Dr. Ray, Eric DeMarco and Nicholas Costanza (each hereinafter referred to as the "Executive") to reinforce and encourage their continued dedication without distraction arising from the possibility of a change in control of the company. The terms of the agreements provide that, in the event of a Change in Control (as defined), and the termination of the Executive's employment at any time during the three-year period thereafter by the company other than for cause (as defined) or by the Executive for good reason, the Executive will be paid a lump sum amount equal to three times his base salary plus maximum annual bonus. Additionally, the Executive will receive a prorated bonus for the year of termination and continuation of medical and dental benefits covering the Executive and his dependents for three years following the termination.

    Under the agreements, Change in Control is deemed to have occurred in the event of (i) the acquisition by any person, together with its affiliates, of beneficial ownership of voting securities of the company possessing 20% or more of the combined voting power of the company's outstanding voting securities, (ii) the majority of the members of the board being comprised of individuals other than those who were members at the time of execution of the agreements, unless the new members elected were approved or nominated by a majority of the members of the then-incumbent board or (iii) the consummation of a merger, reorganization, consolidation or sale or other disposition of all or substantially all of the assets of the company, subject to certain exceptions.

    In July, 2000, the company made a loan to Mellon C. Baird, Senior Vice President of The Titan Corporation, and President and Chief Executive Officer of Titan Systems Corporation, in the amount of $91,397, accruing interest at a rate of 7% annually, pursuant to a promissory note and loan agreement. The principal amount of the loan is to be repaid upon the earlier of sale by Mr. Baird of a sufficient number of shares of the company's common stock equal to the principal amount of the note or April 15, 2001. If Mr. Baird is unable to sell a sufficient number of shares to repay the note by such time, due to insider trading restrictions or other company related restrictions, the term of the note will be extended until such restriction is lifted. So long as Mr. Baird remains an employee of the company, the interest accruing on the note will be forgiven at the time of repayment. If, prior to repayment in full, Mr. Baird should resign or be terminated for cause, then the principal amount of the note, plus accrued interest, would be immediately due and payable.

    Additionally, in connection with the hiring and related relocation of Mr. Oberkfell as Senior Vice President of The Titan Corporation, and President and Chief Executive Officer of SureBeam Corporation, SureBeam made a loan to Mr. Oberkfell in the amount of $375,000, accruing interest at a rate of 6.49% annually, pursuant to a promissory note and loan agreement. SureBeam will forgive this loan over a five year period unless Mr. Oberkfell voluntarily terminates his employment with SureBeam or if SureBeam terminates him for cause. If SureBeam terminates Mr. Oberkfell's employment within the first two years for reasons other than if he is grossly negligent in the performance of his material work duties, Mr. Oberkfell will receive a payment equal to one year of base salary at the then current rate. If SureBeam terminates Mr. Oberkfell's employment after the first two years for reasons other than if he is grossly negligent in the performance of his material work duties, Mr. Oberkfell will receive a payment equal to six months of base salary at the then current rate.

    Michael Alexander was Chairman and Chief Executive Officer of AverStar, Inc. prior to its June 26, 2000 acquisition by The Titan Corporation. Mr. Alexander currently is a member of the Board of Directors of Titan. Mr. Alexander has a promissory note due on August 31, 2002 in the amount of $100,000 outstanding pursuant to an agreement dated September 30, 1999. Interest payments are regularly made by Mr. Alexander in accordance with that agreement on the unpaid principal balance at the aggregate of the three month LIBOR plus 2.75%.

Performance Graph

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
Among The Titan Corporation,
New York Stock Exchange Market Index and Industry Group Index

(1)
The above graph compares the performance of The Titan Corporation with that of the New York Stock Exchange Market Index and the MG Industry Group 171—Electronics Equipment Manufacturers Index, which is a published industry group index.

(2)
The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumed that $100 was invested on December 31, 1995 in each of The Titan Corporation, the New York Stock Exchange Market Index and the MG Industry Group 171—Electronics Equipment Manufacturers Index with investment weighted on the basis of market capitalization. The company's stock price was $16.25 per share on December 31, 2000.

PROPOSAL 2

RATIFICATION OF SELECTION OF AUDITORS

    The Board is seeking stockholder ratification of its selection of Arthur Andersen LLP to serve as Titan's auditors for the fiscal year ending December 31, 2001. Arthur Andersen LLP served as the company's auditors for 2000 and has served as the company's auditors since 1985 and as auditors of the company's predecessor in interest since 1981. We expect representatives of Arthur Andersen LLP to attend the Annual Meeting and have the opportunity to make any statement they may desire. These representatives will be available to respond to appropriate questions from stockholders. Arthur Andersen LLP will be retained as the company's auditors for the fiscal year ending December 31, 2001 if this proposal is approved by the holders of a majority of the voting power of the shares represented and voting at the Annual Meeting.

    During fiscal year 2000, the company retained its principal auditor, Arthur Andersen LLP to provide services in the following categories and amounts:

Audit fees	$735,000
Financial information systems design and implementation fees	$-0-
All other fees	$2,264,000

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSAL 2.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors and executive officers, and persons who own more than ten percent of our common stock and cumulative convertible preferred stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of that common stock and cumulative convertible preferred stock.

    To our knowledge, based solely upon our review of copies of reports provided to us by those individuals and written representations of those individuals that no other reports were required with respect to the year ended December 31, 2000, we believe that our directors, executive officers, and greater than ten percent beneficial owners have met all of their Section 16(a) requirements during 2000.

FINANCIAL STATEMENTS

    The Titan Corporation's 2001 Annual Report to Stockholders and Annual Report on Form 10-K as filed with the Securities and Exchange Commission accompany this proxy statement.

    A copy of The Titan Corporation's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2000 is available without charge upon written request to: Rochelle Bold, Vice President, Investor Relations, The Titan Corporation, 3033 Science Park Road, San Diego, CA 92121.

COMMITTEE REPORTS AND PERFORMANCE GRAPH

    The reports of The Titan Corporation Audit Committee (pp. 8-9) and the Compensation, Stock Option and Pension Committee of the Board of Directors on Executive Compensation (pp. 12-14), as well as the Performance Graph (pg. 19), are not "soliciting material," are not deemed "filed" with the SEC and are not to be deemed incorporated by reference in any filing of the company under the 1933 Act or the 1934 Act.

APPENDIX A

THE TITAN CORPORATION
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

APPENDIX A

THE TITAN CORPORATION
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

    I.  PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to designated regulatory bodies or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

  Review and appraise the audit efforts of the Corporation's independent auditors.

  Provide an open avenue of communication among the independent auditors, financial and senior management and the Board.

    II.  COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board, at least three of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Independence shall be determined in accordance with the rules of the New York Stock Exchange. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

    The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

    III.  MEETINGS

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communications, the Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or either of these groups believe should be discussed. In addition, the Committee should meet with the independent auditors and management quarterly to review the Corporation's financials consistent with Section IV below.

    IV.  RESPONSIBILITIES AND DUTIES

  Documents/Reports Review

  1.
  Review and update this Charter periodically, at least annually, as conditions dictate.
  2.
  Review the Corporation's annual financial statements and any reports or other financial information submitted to designated regulatory bodies as identified from time to time (currently the Securities and Exchange Commission and the New York Stock Exchange) or the public, including any certification, report, opinion or review rendered by the independent auditors.
  3.
  Review with financial management and the independent auditors the 10-Q prior to its filing and the quarterly earnings report prior to its release to the press.

  Independent Auditors

  4.
  Recommend to the Board the selection of independent auditors, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent auditors. On an annual basis, the Committee should review and discuss with the auditors all significant relationships the auditors have with the Corporation to determine their independence.
  5.
  Review the performance of the independent auditors and, when circumstances warrant, recommend to the Board any proposed discharge of the independent auditors.
  6.
  Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

  Financial Reporting Processes

  7.
  In consultation with the independent auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.
  8.
  Consider the independent auditors' judgment about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.
  9.
  Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practice as suggested by the independent auditors or management.

  Process Improvement

  10.
  Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.
  11.
  Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.
  12.
  Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.
  13.
  Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

  Ethical and Legal Compliance

  14.
  Review management's monitoring of compliance with the Corporation's code of Ethical Conduct and ensure that management has the proper review system in place to ensure enforcement.
  15.
  Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.
  16.
  Review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.
  17.
  Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.
  18.
  Notwithstanding any of the foregoing, the potential legal liability of the Committee members shall be no greater than that of other members of the Board.

  Adopted by the Board of Directors
  August 17, 2000

A-2

ANNUAL MEETING OF STOCKHOLDERS OF

THE TITAN CORPORATION

MAY 16, 2001

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL:
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET:

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS:

Please Detach and Mail in the Envelope Provided.

[X] Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE ITEMS LISTED BELOW.

UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE CAST FOR ITEMS 1 AND 2.

  1.
  Election of Directors

      FOR [ ]    AGAINST [ ]

      FOR, except vote withheld from the following nominee(s).

        Gene W. Ray, Chairman

        Michael B. Alexander

        Charles R. Allen

        Joseph F. Caligiuri

        Daniel J. Fink

        Susan Golding

        Robert M. Hanisee

        Robert E. La Blanc

        Thomas G. Pownall

        James Roth

        Joseph R. Wright, Jr.

  2.
  RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

      FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

    Check here for address change and note below. [ ]

NEW ADDRESS

SIGNATURE(S)

  DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

QuickLinks

OWNERSHIP OF THE COMMON STOCK OF THE TITAN CORPORATION
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
REPORT OF THE COMPENSATION, STOCK OPTION AND PENSION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR (A)
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUE (A)
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN Among The Titan Corporation, New York Stock Exchange Market Index and Industry Group Index
PROPOSAL 2 RATIFICATION OF SELECTION OF AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
FINANCIAL STATEMENTS
COMMITTEE REPORTS AND PERFORMANCE GRAPH
APPENDIX A THE TITAN CORPORATION AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER
APPENDIX A THE TITAN CORPORATION AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER
ANNUAL MEETING OF STOCKHOLDERS OF THE TITAN CORPORATION MAY 16, 2001